UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2024
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road	Raleigh	North Carolina	27609
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (919) 716-7000
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $1	FCNCA	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A	FCNCP	Nasdaq Global Select Market
5.625% Non-Cumulative Perpetual Preferred Stock, Series C	FCNCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On December 11, 2024, the Board of Directors (the “Board”) of First Citizens BancShares, Inc. (“BancShares”), in accordance with its bylaws, appointed Matt Snow, age 60, to the Board effective January 2, 2025. Mr. Snow will serve as a director until BancShares’ 2025 Annual Meeting of Stockholders and, if re-elected, thereafter until his successor has been duly appointed, or until his earlier death, retirement, resignation, or removal. Mr. Snow has been appointed to serve as a member of the Audit Committee of the Board and the Trust Committee of First-Citizens Bank & Trust Company.

Mr. Snow is a partner at Forvis Mazars, LLP in the United States (“Forvis Mazars”), a top 10 US accounting firm that provides assurance, tax and consulting services. He has served as Chairman of the Governing Board of Forvis Mazars since June 2022, and as Vice Chairman of the Governing Board of Forvis Mazars Global, Ltd., a global network of accounting firms, since June 2024. Mr. Snow is expected to retire from Forvis Mazars and the related board positions in May 2025.

Prior to Forvis Mazars, Mr. Snow was a partner and served as a Chief Executive Officer of Dixon Hughes Goodman LLP (“DHG”), one of Forvis Mazars’ predecessors, from June 2014 to May 2022. Before Forvis Mazars and DHG, Mr. Snow served as an audit partner at KPMG where he spent more than 20 years working with public companies in the financial services, manufacturing, and restaurant industries. While at KPMG, Mr. Snow served a rotation in the national department of professional practice and was later named an SEC partner through which he served in a technical review role on public company audit engagements. Mr. Snow previously served as the Chairman of the Audit and Finance Committee of the Board of Directors of the American Institute of CPAs (the “AICPA”) and as the Chairman of the AICPA’s Major Firms Group. He also previously served on the Board of Visitors for the Wake Forest University School of Business and as the Chairman of the Finance Committee of the Board of Directors of the United Way of Central Carolinas. Mr. Snow is a graduate of Wake Forest University, with a B.S. degree in accounting. He has also completed Harvard University’s Executive Education Program, “Leading Professional Services Firms.”

There are no arrangements or understandings between Mr. Snow and any other persons pursuant to which he was selected as a director. Since 2023, Forvis Mazars has provided professional services to BancShares or one or more of its subsidiaries. The fees for these services in aggregate were approximately $0.6 million. Forvis Mazars will not provide services to BancShares and its subsidiaries while Mr. Snow is a director of BancShares and concurrently holds positions with Forvis Mazars. Other than the foregoing, there are no transactions or relationships involving Mr. Snow and BancShares requiring disclosure under Item 404(a) of Regulation S-K.

The Board has undertaken a review of the relevant information involving Mr. Snow and has determined that, upon the effective date of his appointment to the Board, Mr. Snow will be “independent” as that term is defined under the applicable listing requirements of The Nasdaq Stock Market. Mr. Snow will receive compensation for his service as a director on a prorated basis consistent with that of BancShares’ other non-associate directors. A description of BancShares’ standard compensation arrangements for non-employee directors is included in its definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2024.

Item 7.01. Regulation FD Disclosure.

On December 16, 2024, BancShares issued a press release announcing the appointment of Mr. Snow, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

The information set forth in Item 7.01 of this Report, including in Exhibit 99.1, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

    (d) Exhibits. The following exhibits accompany this Report.

Exhibit No.	Description

99.1	Press Release dated December 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	December 16, 2024	By:	/s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer